Exhibit 99.1

Media:	Molly Boyd
(713) 627-5923
(713) 627-4747 (24-hour media line)

Analysts:	John Arensdorf
(713) 627-4600

Date:	November 6, 2008

Spectra Energy Reports Third Quarter 2008 Results,

Net Income Up 26 Percent from Prior Year Quarter

•	Reported net income of $296 million, up 26 percent over prior year quarter’s $234 million; ongoing net income of $302 million, compared with $240 million in prior year quarter

•	Reported earnings per share (EPS) of $0.48, compared with $0.37 in third quarter 2007; ongoing EPS of $0.49, compared with $0.38 in prior year quarter

•	2008 capital expansion plan substantially complete, delivering returns on capital of approximately 12 percent – the top end of targeted range

•	Expect to exceed 2008 $1.56 EPS employee incentive target

HOUSTON – Spectra Energy (NYSE: SE) today reported 2008 third quarter net income of $296 million, or $0.48 diluted earnings per share (EPS); and ongoing net income of $302 million, or $0.49 EPS.

The higher third quarter results reflect strong earnings from all business segments, primarily attributable to the positive effect of higher commodity prices and sound operating performance across all underlying businesses.

“I am extremely pleased with the results we continue to deliver for our shareholders. This was another quarter of solid performance from all of our businesses. We are essentially complete with our 2008 expansion projects and will realize returns on this capital at the upper end of our expectations,” said Fred J. Fowler, president and chief executive officer, Spectra Energy Corp. “Our balance sheet and almost $1.7 billion in available liquidity are real advantages for us during this volatile time in the financial markets, allowing us to feel confident about our ability to progress with our capital expansion program.”

SEGMENT RESULTS

U.S. Transmission

U.S. Transmission reported third quarter 2008 earnings before interest and taxes (EBIT) of $213 million, compared with $230 million in third quarter 2007. The 2008 period includes a $4 million charge for the final resolution of a customer bankruptcy settlement reported last quarter.

Excluding the special item noted above, ongoing EBIT for third quarter 2008 was $217 million, compared with $230 million in the prior year quarter. The decrease resulted from a $26 million variance in higher project development expenses, resulting primarily from the capitalization of project development expenses in the prior year quarter. Excluding this variance, U.S. Transmission delivered strong earnings growth from expansion projects and higher earnings from capitalized interest on construction projects during the quarter. These earnings were partially offset by increased operations and administrative costs.

Distribution

Distribution reported third quarter 2008 EBIT of $44 million, compared with $40 million in third quarter 2007. The segment continued to benefit from higher storage and transportation revenues during the period.

Western Canada Transmission & Processing

Western Canada Transmission & Processing reported third quarter 2008 EBIT of $113 million, compared with $101 million in third quarter 2007. The increase resulted primarily from higher volumes and frac spreads that benefited the Empress operations. These increases were partially offset by higher operating expenses, primarily due to timing of expenditures when comparing the 2007 and 2008 periods, and higher repair and maintenance expenses.

Field Services

Field Services reported third quarter 2008 EBIT of $239 million, compared with $140 million in third quarter 2007. The prior year quarter included a special item of $3 million related to costs associated with the creation of stand-alone corporate functions. The significant increase in ongoing earnings is primarily due to higher NGL prices, which correlate to higher crude oil prices. Crude oil averaged $118 per barrel in third quarter 2008 versus $76 per barrel during the same period 2007.

Third quarter 2008 results also benefited from non-cash mark-to-market gains from hedges used to protect distributable cash flow at DCP Midstream’s master limited partnership and derivative timing gains associated with gas marketing positions. These increases were partially offset by the impact of Hurricane Ike on volumes and plant operations, and higher planned operating costs.

For the quarter, DCP Midstream paid distributions of $269 million to Spectra Energy.

Other

“Other” reported net costs of $9 million in third quarter 2008, compared with net costs of $15 million in third quarter 2007, which included $5 million of costs to achieve the launch of Spectra Energy.

Interest Expense

Interest expense was $163 million for third quarter 2008, compared with $156 million for third quarter 2007, reflecting the successful completion of the company’s expected long-term debt issuances for 2008, partially offset by lower borrowing costs.

Income Taxes

Third quarter 2008 income tax expense from continuing operations was $145 million, compared with $110 million reported in third quarter 2007. The increase is primarily a result of higher pre-tax earnings during the 2008 quarter. The effective tax rate was 33 percent in third quarter 2008, compared with 32 percent in the prior year quarter.

Special Items Affecting Spectra Energy’s EPS for the Quarter Include:

(in millions, except per share amounts)

	Pre-tax Amount	Tax Effect	Net Income Impact	EPS Impact
Third Quarter 2008
Customer bankruptcy settlement	$(4)	$1	$(3)	$—

Total	$(4)	$1	$(3)	$—

Third Quarter 2007
Separation costs	$(5)	$2	$(3)	$(0.01)
DCP Midstream stand-alone costs	(3)	1	(2)	—

Total	$(8)	$3	$(5)	$(0.01)

Reconciliation of Reported to Ongoing Net Income

(in millions)

	Quarter Ended September 30,
	2008	2007
Net Income as Reported	$296	$234
Adjustments to Reported Net Income:
Special Items	3	5
Discontinued Operations, net of tax	3	(3)
Extraordinary Items, net of tax	—	4

Ongoing Net Income	$302	$240

Reconciliation of Reported to Ongoing Diluted EPS

	Quarter Ended September 30,
	2008	2007
Diluted EPS as Reported	$0.48	$0.37
Special Items	—	0.01
Discontinued Operations, net of tax	0.01	(0.01)
Extraordinary Items, net of tax	—	0.01

Diluted EPS, Ongoing	$0.49	$0.38

Additional Information

Additional information about third quarter 2008 earnings can be obtained via the Spectra Energy Web site: www.spectraenergy.com.

The Analyst call is scheduled for 9 a.m. CT today, Thursday, November 6, to discuss Spectra Energy’s third quarter results. The conference call can be accessed via the Investors Section of Spectra Energy’s Web site or by dialing (888) 252-3715 in the United States or Canada, or (706) 634-8942 outside the United States. The confirmation code is “68453425” or “Spectra Energy 3rd Quarter Earnings Call.”

Please call five to ten minutes prior to the scheduled start time. A replay of the call will be available from 11:00 a.m. CT, November 6, 2008, to 12:00 p.m. CT, February 6, 2009, by dialing (800) 642-1687 with conference ID 68453425. The international replay number is (706) 645-9291, with conference ID 68453425. A replay and transcript also will be available by accessing the Investors Section of the company’s Web site.

Non-GAAP Financial Measures

Spectra Energy’s management uses ongoing net income and ongoing diluted EPS, which are non-GAAP financial measures as they represent net income and diluted EPS from continuing operations, adjusted for special items, as measures to evaluate operations of the company. Special items represent certain charges and credits which management believes will not be recurring on a regular basis. Management believes that the presentation of ongoing net income and ongoing diluted EPS provides useful information to investors, as it allows them to more accurately compare the company’s ongoing performance across periods. Ongoing diluted EPS is also used as a basis for employee incentive bonuses.

The primary performance measure used by management to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents all profits from continuing operations (both operating and non-operating) before deducting interest and taxes, and is net of the minority interest expense related to those earnings. Management considers segment EBIT from continuing operations, which is the GAAP measure used to report segment results, to be a good indicator of each segment’s operating performance as it represents the results of our ownership interests in operations without regard to financing methods or capital structures.

Spectra Energy also uses ongoing segment and Other EBIT as a measure of performance. Ongoing segment and Other EBIT is a non-GAAP financial measure as it represents reported segment and Other EBIT adjusted for special items. Management believes that the presentation of ongoing segment and Other EBIT provides useful information to investors, as it allows them to more accurately compare a segment’s or Other’s ongoing performance across periods. The most directly comparable GAAP measure for ongoing segment or Other EBIT is reported segment or Other EBIT, which represents EBIT from continuing operations, including any special items.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events. One can typically identify forward-looking statements by the use of forward-looking words such as: may, will, could, project, believe, expect, estimate, continue, potential, plan, forecast and other similar words. Such statements are subject to risks, uncertainties and other factors, many of which are outside our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Those factors include: the levels of supply and demand for natural gas in our areas of operation; our ability to identify opportunities for our business units and the timing and success of efforts to develop pipeline, storage, gathering, processing and other infrastructure projects; our ability to successfully complete and integrate future acquisitions; the extent of success in connecting natural gas supplies to gathering, processing and transmission systems and in connecting to expanding gas markets; the implementation of state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an effect on rate structure, and affect the speed at and degree to which competition enters the natural gas industries; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; our ability to obtain financing on favorable terms, which can be affected by various factors, including our credit ratings and general economic conditions. These factors, as well as additional factors that could affect our forward-looking statements, are described under the headings “Risk Factors” and “Forward-Looking Statements” in our 2007 Form 10-K, filed on February 29, 2008, and in our other filings made with the Securities and Exchange Commission (SEC), which are available via the SEC’s Web site at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Spectra Energy Corp (NYSE: SE), a FORTUNE 500 company, is one of North America’s premier natural gas infrastructure companies serving three key links in the natural gas value chain: gathering and processing, transmission and storage, and distribution. For nearly a century, Spectra Energy and its predecessor companies have developed critically important pipelines and related infrastructure connecting natural gas supply sources to premium markets. Based in Houston, Texas, the company operates in the United States and Canada approximately 18,300 miles of transmission pipeline, 265 billion cubic feet of storage, natural gas gathering and processing, natural gas liquids operations and local distribution assets. Spectra Energy Corp also has a 50 percent ownership in DCP Midstream, the largest natural gas gatherer and processor in the United States. For more information, visit www.spectraenergy.com.

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Spectra Energy Corp

Quarterly Highlights

September 2008

(Unaudited)

(In millions, except per share amounts and where noted)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
COMMON STOCK DATA
Earnings Per Share, from continuing operations
Basic	$0.49	$0.37	$1.54	$1.03
Diluted	$0.48	$0.37	$1.53	$1.03
Earnings Per Share—Total
Basic	$0.48	$0.37	$1.53	$1.05
Diluted	$0.48	$0.37	$1.52	$1.05
Dividends Per Share	$0.25	$0.22	$0.71	$0.66
Weighted-Average Shares Outstanding
Basic	615	632	626	632
Diluted	617	635	629	635

INCOME
Operating Revenues	$1,080	$950	$3,813	$3,317
Total Reportable Segment EBIT	609	511	1,926	1,474
Income (Loss) from Discontinued Operations, Net of Tax	(3)	3	(4)	17
Net Income	296	234	958	666

EBIT BY BUSINESS SEGMENT
U.S. Transmission	$213	$230	$683	$673
Distribution	44	40	263	238
Western Canada Transmission & Processing	113	101	333	218
Field Services	239	140	647	345

Total Reportable Segment EBIT	$609	$511	$1,926	$1,474
Other EBIT	(9)	(15)	(57)	(56)
Interest Expense	(163)	(156)	(470)	(467)
Interest Income and Other (a)	7	5	16	14

Consolidated Earnings From Continuing Operations Before Income Taxes	$444	$345	$1,415	$965

CAPITAL AND INVESTMENT EXPENDITURES (b)
U.S. Transmission			$1,098	$573
Distribution			274	224
Western Canada Transmission & Processing			139	114
Other			24	29

Total Capital and Investment Expenditures			$1,535	$940

			September 30, 2008	December 31, 2007
CAPITALIZATION
Common Equity			36%	40%
Minority Interests			4%	5%
Total Debt			60%	55%

Total Debt			$10,503	$9,398
Book Value Per Share			$10.51	$10.85
Actual Shares Outstanding			611	632

(a)	Other includes foreign currency transaction gains and losses and additional minority interest not allocated to the segment results.
(b)	Includes loans to affiliates for capital expansion projects.

Spectra Energy Corp

Quarterly Highlights

September 2008

(Unaudited)

(In millions, except where noted)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
U.S. TRANSMISSION
Operating Revenues	$402	$386	$1,205	$1,133
Operating Expenses
Operating, Maintenance and Other	156	126	433	328
Depreciation and Amortization	58	57	174	162
Gains on Sales of Other Assets and Other, Net	—	—	32	1
Other Income and Expenses, Net	39	41	94	63
Minority Interest Expense	14	14	41	34

EBIT	$213	$230	$683	$673

Proportional Throughput, Tbtu (a)	479	531	1,596	1,641

DISTRIBUTION
Operating Revenues	$280	$266	$1,433	$1,330
Operating Expenses
Natural Gas Purchased	97	98	747	726
Operating, Maintenance and Other	93	91	284	252
Depreciation and Amortization	45	42	138	119
Gains on Sales of Other Assets, net	—	5	—	5
Other Income and Expenses, net	(1)	—	(1)	—

EBIT	$44	$40	$263	$238

Number of Customers			1,300	1,280
Heating Degree Days (Fahrenheit)	264	226	4,815	4,701
Pipeline Throughput, Tbtu (a)	153	137	631	590

WESTERN CANADA TRANSMISSION & PROCESSING
Operating Revenues	$397	$298	$1,174	$852
Operating Expenses
Natural Gas and Petroleum Products Purchased	136	67	384	240
Operating, Maintenance and Other	110	93	342	292
Depreciation and Amortization	37	35	114	98
Other Income and Expenses, Net	(1)	(2)	—	—
Minority Interest Expense	—	—	1	4

EBIT	$113	$101	$333	$218

Pipeline Throughput, Tbtu (a)	150	144	454	436
Volumes Processed, Tbtu (a)	183	183	526	531
Empress Inlet Volumes, Tbtu (a)	218	188	644	521

FIELD SERVICES
Equity in Earnings of DCP Midstream, LLC	$239	$140	$647	$345

EBIT	$239	$140	$647	$345

Natural Gas Gathered and Processed/Transported, Tbtu/day (a,b)	6.6	6.8	7.1	6.7
Natural Gas Liquids Production, MBbl/d (b, c)	340	365	365	358
Average Natural Gas Price Per MMBtu (d)	$10.24	$6.16	$9.73	$6.83
Average Natural Gas Liquids Price Per Gallon	$1.44	$1.14	$1.42	$1.02

OTHER
Operating Revenues	$11	$8	$32	$23
Operating Expenses	19	25	85	85
Other Income and Expenses, net	(1)	2	(4)	6

EBIT	$(9)	$(15)	$(57)	$(56)

(a)	Trillion British thermal units
(b)	Includes 100% of DCP Midstream volumes.
(c)	Thousand barrels per day
(d)	Million British thermal units. Average price based on NYMEX Henry Hub.

Spectra Energy Corp

Condensed Consolidated Statements of Operations

(Unaudited)

(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Operating Revenues	$1,080	$950	$3,813	$3,317
Operating Expenses	740	625	2,669	2,281
Gains on Sales of Other Assets and Other, net	—	5	32	6

Operating Income	340	330	1,176	1,042

Other Income and Expenses	282	186	755	431
Interest Expense	163	156	470	467
Minority Interest Expense	15	15	46	41

Earnings From Continuing Operations Before Income Taxes	444	345	1,415	965
Income Tax Expense From Continuing Operations	145	110	453	312

Income From Continuing Operations	299	235	962	653
Income From Discontinued Operations, net of tax	(3)	3	(4)	17

Income Before Extraordinary Items	296	238	958	670
Extraordinary Items	—	(4)	—	(4)

Net Income	$296	$234	$958	$666

Spectra Energy Corp

Condensed Consolidated Balance Sheets

(Unaudited)

(In millions)

	September 30, 2008	December 31, 2007
ASSETS
Current Assets	$1,818	$1,379
Investments and Other Assets	6,372	6,359
Net Property, Plant and Equipment	14,361	14,300
Regulatory Assets and Deferred Debits	956	932

Total Assets	$23,507	$22,970

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities	$2,555	$2,422
Long-term Debt	9,369	8,345
Deferred Credits and Other Liabilities	4,461	4,540
Minority Interests	701	806
Stockholders’ Equity	6,421	6,857

Total Liabilities and Stockholders’ Equity	$23,507	$22,970

Spectra Energy Corp

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In millions)

	Nine Months Ended September 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$958	$666
Adjustments to reconcile net income to net cash provided by operating activities	438	186

Net cash provided by operating activities	1,396	852

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(1,564)	(1,117)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by financing activities	354	39

Effect of exchange rate changes on cash	1	62

Net increase (decrease) in cash and cash equivalents	187	(164)
Cash and cash equivalents at beginning of period	94	299

Cash and cash equivalents at end of period	$281	$135

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

September 2008 Quarter-to-date

(In millions, except per-share amounts)

	Reported Earnings	Special Items		Discontinued Operations		Total Adjustments	Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Transmission	$213	$4	A	$—		$4	$217
Distribution	44	—		—		—	44
Western Canada Transmission & Processing	113	—		—		—	113
Field Services	239	—		—		—	239

Total Reportable Segment EBIT	609	4		—		4	613
Other	(9)	—		—		—	(9)

Total Reportable Segment EBIT and Other EBIT	$600	$4		$—		$4	$604

EARNINGS
Total Reportable Segment EBIT and Other EBIT	$600	$4		$—		$4	$604
Interest Expense	(163)	—		—		—	(163)
Interest Income and Other	7	—		—		—	7
Income Taxes from Continuing Operations	(145)	(1)		—		(1)	(146)
Discontinued Operations, Net of Tax	(3)	—		3	B	3	—

Total Earnings	$296	$3		$3		$6	$302

EARNINGS PER SHARE, BASIC	$0.48	$—		$0.01		$0.01	$0.49

EARNINGS PER SHARE, DILUTED	$0.48	$—		$0.01		$0.01	$0.49

Note 1—Amounts for special items are net of minority interest, if applicable

A—Bankruptcy settlement of a customer’s transportation contract.

B—Net results from Nevis and Brazeau River gathering and processing facilities in Western Canada.

Weighted Average Shares (reported and ongoing)—in millions

Basic	615
Diluted	617

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

September 2007 Quarter-to-date

(In millions, except per-share amounts)

	Reported Earnings	Special Items		Discontinued Operations		Extraordinary Item		Total Adjustments	Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Transmission	$230	$—		$—		$—		$—	$230
Distribution	40	—		—		—		—	40
Western Canada Transmission & Processing	101	—		—		—		—	101
Field Services	140	3	A	—		—		3	143

Total Reportable Segment EBIT	511	3		—		—		3	514
Other	(15)	5	B	—		—		5	(10)

Total Reportable Segment EBIT and Other EBIT	$496	$8		$—		$—		$8	$504

EARNINGS
Total Reportable Segment EBIT and Other EBIT	$496	$8		$—		$—		$8	$504
Interest Expense	(156)	—		—		—		—	(156)
Interest Income and Other	5	—		—		—		—	5
Income Taxes from Continuing Operations	(110)	(3)		—		—		(3)	(113)
Discontinued Operations, Net of Taxes	3	—		(3	) C	—		(3)	—
Extraordinary Items, Net of Taxes	(4)	—		—		4	D	4	—

Total Earnings	$234	$5		$(3)		$4		$6	$240

EARNINGS PER SHARE, BASIC	$0.37	$0.01		$(0.01)		$0.01		$0.01	$0.38

EARNINGS PER SHARE, DILUTED	$0.37	$0.01		$(0.01)		$0.01		$0.01	$0.38

Note 1—Amounts for special items are net of minority interest, if applicable.

A—Costs to create stand-alone corporate functions at DCP Midstream.

B—Separation costs resulting from the spin-off from Duke Energy.

C—Primarily income from Ft Frances revenue sharing and results for Nevis and Brazeau River gathering and processing facilities in Western Canada.

D—Loss from deregulated storage assets at Distribution.

Weighted Average Shares (reported and ongoing)—in millions

Basic	632
Diluted	635